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                             CONSENT TO ASSIGNMENT
                                      OF
                            PARTICIPATION AGREEMENT

   RECITALS:

   1) Summit Mutual Funds, Inc. ("Fund"), Ameritas Investment Corp. ("AIC"), Phoenix Life Insurance Company ("Life Company") and Phoenix Equity Planning Corporation ("Underwriter") entered into a Participation Agreement, effective February 1, 2008 ("Participation Agreement").

   2) Pursuant to a change in the investment management of the Fund, Calvert Distributors, Inc. ("CDI") has become the Distributor of the Fund, replacing AIC, effective December 12, 2008.

   3) Section 8 of the Participation Agreement provides that the Participation Agreement may not be assigned except with the written consent of each Party.

   IN CONSIDERATION of the above, and of the mutual promises and conditions set forth in the Participation Agreement and this Consent to Assignment, the parties agree as follows:

   1) The Fund, AIC, Life Company and Underwriter hereby consent to the assignment of all of the rights and obligations of AIC under the Participation Agreement to CDI, and CDI accepts such assignment.

   2) All other provisions of the Participation Agreement shall remain unchanged.

   3) The effective date of this Consent to Assignment shall be December 12, 2008.

The Fund, AIC, Life Company, Underwriter and CDI have caused this Consent to Assignment to be executed by the following authorized individuals for the purposes expressed herein.

Summit Mutual Funds, Inc.                Ameritas Investment Corp.

By:     /s/ William M. Tartikoff         By:     /s/ Gregory C. Sernett
        -------------------------------          ------------------------------
Print:  William M. Tartikoff             Print:  Gregory C. Sernett
Title:  Vice President                   Title:  Vice President

Phoenix Life Insurance Company           Phoenix Equity Planning Corporation

By:     /s/ Gina Collopy O'Connell       By:     /s/ Jeanie Gagnon
        -------------------------------          ------------------------------
Print:  Gina Collopy O'Connell           Print:  Jeanie Gagnon
Title:  Senior Vice President            Title:  Second Vice President

Calvert Distributors, Inc.

By:     /s/ William M. Tartikoff
        -------------------------------
Print:  William M. Tartikoff
Title:  Senior Vice President